UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2007

Commission File Number:  000-23575

COMMUNITY WEST BANCSHARES

(Exact Name of Registrant as Specified in Its Charter)

California	77-0446957
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 692-5821

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b)

As of October 31, 2007, the Company announced that William Viani, Executive Vice President and Chief Credit Officer, is retiring, effective at or near December 31, 2007.

Item 502(c)

Effective October 31, 2007, Richard M. Favor was announced as Executive Vice President and Chief Credit Officer.    Mr. Favor is fifty-one years old and has no family relationships with any director or executive officer of the Company.  As specified in his employment contract, which is attached as exhibit 10.1 hereto, Mr. Favor will receive a base salary of $150,000 per year and was granted 7,500 options to purchase Company stock at $11.75 per share.  Under the terms of the contract, if within one year after a change of control, Mr. Favor terminates his employment for “Good Reason” or he is terminated other than for cause, Mr. Favor will be entitled to one year base salary and benefits for a period of one year.  Mr. Favor is also eligible for an annual bonus which is determined by the Board of Directors in its sole discretion.

A copy of the Press Release announcing Mr. Favor’s appointment is attached as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Item 9.01(d) Exhibits.

The following Exhibit is filed with this Form 8-K:

10.1	Employment and Confidentiality Agreement, Community West Bank, Chief Credit Officer

99.1	Press release dated October 31, 2007 announcing Richard Favor as Executive Vice President and Chief Credit Officer.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2007	COMMUNITY WEST BANCSHARES

	By:	/s/ Charles G. Baltuskonis
Charles G. Baltuskonis
Executive Vice President and
Chief Financial Officer